Exhibit 99.1

Twin Disc Announces Second Quarter Results

MILWAUKEE, Wis., February 4, 2026 (GLOBE NEWSWIRE) -- Twin Disc, Inc. (NASDAQ: TWIN) today reported results for the second quarter ended December 26, 2025.

Fiscal Second Quarter 2026 Highlights

●	Sales increased 0.3% year-over-year to $90.2 million
●	Gross margin of 24.8%, expanded 70 basis points over prior year
●	Net income attributable to Twin Disc was $22.4 million and EBITDA* of $4.7 million
●	Robust six-month backlog of $175.3 million supported by healthy ongoing demand
●	Delivered positive Operating Cash Flow of $4.6 million and Free Cash Flow* of $1.2 million during the quarter
●	Continued momentum in defense, with accelerating orders and an expanding pipeline across U.S. and Europe

CEO Perspective

“Second quarter results reflected our continued focus on execution in an uneven operating environment, as tariff-related impacts affected shipment timing and near-term activity. Despite these headwinds, demand across our end markets remains strong as we delivered sequential sales growth and resilient order momentum. Orders reflected increased activity from our defense-related programs such as our Katsa product lines, along with strong interest for our hybrid propulsion systems as our leading reputation for innovation solidifies our presence in these growing markets. Our expanding presence is illustrated by our record backlog, which continues to grow and provides confidence as we move into the second half of the fiscal year,” commented John H. Batten, President and Chief Executive Officer of Twin Disc.

“While macro-related uncertainty created short-term disruption, planned shipments in the quarter were delayed rather than lost and we are well equipped to adapt to revised timelines. Overall, we are well positioned to convert our record backlog into shipments as timing normalizes, with capacity in place across our existing manufacturing footprint to support this growth. Looking ahead, we remain focused on execution and delivering continued performance improvements,” Mr. Batten concluded.

Second Quarter Results

Sales for the fiscal 2026 second quarter increased 0.3% year-over-year to $90.2 million, driven by the addition of Kobelt, along with strength of the Company’s Veth products within Marine and Propulsion Systems, in addition to recovery in the Industrial product group. On an organic basis*, which excludes the impacts of acquisitions and foreign currency exchange, fiscal second quarter 2026 sales decreased 7.9% year-over-year.

Sales by product group (certain amounts have been reclassified from Marine and Propulsion to Other):

Product Group (Thousands of $):	Q2 FY26 Sales	Q2 FY25 Sales	Change (%)
Marine and Propulsion Systems	$56,707	$56,692	0.0%
Land-Based Transmissions	17,463	19,010	-8.1%
Industrial	11,539	9,458	22.0%
Other	4,471	4,761	-6.1%
Total	$90,180	$89,921	0.3%

Twin Disc delivered year-over-year growth in the North American and European regions, resulting in a higher share of sales from those geographies, while the relative contribution from Latin America and Asia Pacific declined.

Gross profit increased 3.2% to $22.4 million compared to $21.7 million for the second quarter of fiscal 2026. Second quarter gross margin increased approximately 70 basis points to 24.8% from the prior year period, reflecting the absence of inventory-related charges recorded last year, partially offset by unfavorable product mix in the current quarter.

Marketing, engineering and administrative (ME&A) expense increased by $1.7 million, or 9.2%, to $20.7 million, compared to $18.9 million in the prior year quarter. The increased ME&A expense was primarily driven by the addition of Kobelt, along with an increase in commission expense and an inflationary impact on wages and benefits.

Net income attributable to Twin Disc for the second quarter of fiscal 2026 was $22.4 million, or $1.55 per diluted share, compared to net income attributable to Twin Disc of $919 thousand, or $0.07 per diluted share for the second fiscal quarter of 2025. The year-over-year change was driven by an income tax benefit of $21.8 million related to the reversal of the domestic valuation allowance. Earnings before interest, taxes, depreciation, and amortization (EBITDA) were $4.7 million in the second quarter, down 25.0% compared to the second quarter of fiscal 2025 due to higher ME&A expenses as a percentage of revenue.

Certain items impacting EBITDA for the second quarter 2026 include:

(Thousands of $):	Q2 FY26	Q2 FY25
Non-cash strategic inventory write down	$ -	$ 1,579
Restructuring	-	54
Non-cash stock based compensation	850	833
Acquisition costs	-	404
Currency translation (gain)/loss	(109)	(547)
Non-cash defined benefit pension amortization	690	231

On a consolidated basis, the backlog of orders to be shipped over the next six months is approximately $175.3 million, compared to $163.3 million at the end of the first quarter. As a percentage of six-month backlog, inventory decreased from 96.9% at the end of the first quarter, to 93.1% at the end of the second quarter. Compared to the second fiscal quarter of 2025, cash decreased 6.4% to $14.9 million, total debt increased 79.0% to $44.5 million, and net debt* increased $20.7 million to $29.6 million. The increase was primarily attributable to higher long-term debt related to the Kobelt acquisition.

CFO Perspective

Jeffrey S. Knutson, Vice President of Finance, Chief Financial Officer, Treasurer and Secretary stated, “Margins were pressured in the quarter by tariff-related impacts that affected mix due in part to delayed shipments, as well as incremental costs associated with an isolated warranty replacement. Shipment delays also led to elevated inventory levels during the quarter; however, inventory as a percentage of backlog remains at typical levels given record activity. Despite industry-wide headwinds, we generated positive free cash flow in the quarter, reflecting improved operating performance and continued discipline around capital spending. While some pressures weighed on near-term results, they do not change our expectations of the business’s earnings potential. Looking ahead, we remain focused on capitalizing on our robsut backlog as we continue our progress toward our long term profitability and cash objectives.”

Discussion of Results

Twin Disc will host a conference call to discuss these results and to answer questions at 9:00 a.m. Eastern time on February 4, 2026. The live audio webcast will be available on Twin Disc’s website at https://ir.twindisc.com. To participate in the conference call, please dial (646) 307-1963 approximately ten minutes before the call is scheduled to begin. A replay of the webcast will be available at https://ir.twindisc.com shortly after the call until February 4, 2027.

About Twin Disc

Twin Disc, Inc. designs, manufactures, and sells marine and heavy-duty off-highway power transmission equipment. Products offered include: marine transmissions, azimuth drives, surface drives, propellers, and boat management systems, as well as power-shift transmissions, hydraulic torque converters, power take-offs, industrial clutches, control systems, and braking systems. The Company sells its products to customers primarily in the pleasure craft, commercial and military marine markets, as well as in the energy and natural resources, government, military and industrial markets. The Company’s worldwide sales to both domestic and foreign customers are transacted through a direct sales force and a distributor network. For more information, please visit www.twindisc.com.

Forward-Looking Statements

This press release may contain statements that are forward looking as defined by the Securities and Exchange Commission in its rules, regulations, and releases. The words “anticipates,” “believes,” “intends,” “estimates,” and “expects,” or similar anticipatory expressions, usually identify forward-looking statements. The Company intends that such forward-looking statements qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. All forward-looking statements are based on current expectations and are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from current expectations. Such risks and uncertainties include the impact of general economic conditions and the cyclical nature of many of the Company’s product markets; foreign currency risks and other risks associated with the Company’s international sales and operations; the ability of the Company to successfully implement price increases to offset increasing commodity costs; the ability of the Company to generate sufficient cash to pay its indebtedness as it becomes due; and the possibility of unforeseen tax consequences and the impact of tax reform in the U.S. or other jurisdictions. These and other risks are described under the caption “Risk Factors” in Item 1A of the Company’s most recent Form 10-K filed with the Securities and Exchange Commission, as supplemented in subsequent periodic reports filed with the Securities and Exchange Commission. Accordingly, the making of such statements should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. The Company assumes no obligation, and disclaims any obligation, to publicly update or revise any forward-looking statements to reflect subsequent events, new information, or otherwise.

*Non-GAAP Financial Information

Financial information excluding the impact of asset impairments, restructuring charges, foreign currency exchange rate changes and the impact of acquisitions, if any, in this press release are not measures that are defined in U.S. Generally Accepted Accounting Principles (“GAAP”). These items are measures that management believes are important to adjust for in order to have a meaningful comparison to prior and future periods and to provide a basis for future projections and for estimating our earnings growth prospects. Non-GAAP measures are used by management as a performance measure to judge profitability of our business absent the impact of foreign currency exchange rate changes and acquisitions. Management analyzes the company’s business performance and trends excluding these amounts. These measures, as well as EBITDA, provide a more consistent view of performance than the closest GAAP equivalent for management and investors. Management compensates for this by using these measures in combination with the GAAP measures. The presentation of the non-GAAP measures in this press release are made alongside the most directly comparable GAAP measures.

Definitions

Organic net sales is defined as net sales excluding the recent acquisition of Kobelt while adjusting for the effects of foreign currency exchange.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is calculated as net earnings or loss excluding interest expense, the provision or benefit for income taxes, depreciation, and amortization expenses.

Net debt is calculated as total debt less cash.

Free cash flow is calculated as net cash provided (used) by operating activities less acquisition of fixed assets.

Investors:

Riveron

TwinDiscIR@Riveron.com

Source: Twin Disc, Incorporated

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(In thousands, except per-share data; unaudited)

	For the Quarter Ended		For the Two Quarters Ended
	December 26, 2025	December 27, 2024	December 26, 2025	December 27, 2024
Net sales	$90,180	$89,921	$170,176	$162,818
Cost of goods sold	67,813	66,662	124,875	120,237
Cost of goods sold - other	-	1,579	-	1,579
Gross profit	22,367	21,680	45,301	41,002
Marketing, engineering and administrative expenses	20,654	18,920	41,352	38,407
Other operating income	(374)	-	(374)	-
Income (loss) from operations	2,087	2,760	4,323	2,595
Other income (expense):
Interest expense	(772)	(495)	(1,572)	(1,131)
Other income (expense), net	(617)	386	(1,482)	(958)
	(1,389)	(109)	(3,054)	(2,089)
Income (loss) before income taxes and noncontrolling interest	698	2,651	1,269	506
Income tax benefit (expense)	21,780	(1,552)	20,797	(2,179)
Net income (loss)	22,478	1,099	22,066	(1,673)
Less: Net income (loss) attributable to noncontrolling interest, net of tax	107	180	213	173
Net income (loss) attributable to Twin Disc, Incorporated	$22,371	$919	$21,853	$(1,846)
Dividends per share	$0.04	$0.04	$0.08	$0.08
Earnings (loss) per share data:
Basic earnings (loss) per share attributable to Twin Disc, Incorporated common shareholders	$1.58	$0.07	$1.56	$(0.13)
Diluted earnings (loss) per share attributable to Twin Disc, Incorporated common shareholders	$1.55	$0.07	$1.53	$(0.13)
Weighted average shares outstanding data:
Basic shares outstanding	14,165	13,868	14,051	13,818
Diluted shares outstanding	14,389	14,058	14,275	13,818
Comprehensive income (loss)
Net income (loss)	$22,478	$1,099	$22,066	$(1,673)
Benefit plan adjustments, net of income taxes of $1, $13, $0, and $2, respectively	640	(1,668)	1,272	(1,447)
Foreign currency translation adjustment	1,029	(11,369)	(1,402)	(4,078)
Unrealized gain (loss) on hedges, net of income taxes of $31, $0, $7 and $0, respectively	(131)	1,146	(33)	293
Comprehensive income (loss)	24,016	(10,792)	21,903	(6,905)
Less: Comprehensive income (loss) attributable to noncontrolling interest	80	122	271	258
Comprehensive income (loss) attributable to Twin Disc, Incorporated	$23,936	$(10,914)	$21,632	$(7,163)

RECONCILIATION OF CONSOLIDATED NET INCOME (LOSS) TO EBITDA

(In thousands; unaudited)

	For the Quarter Ended		For the Two Quarters Ended
	December 26, 2025	December 27, 2024	December 26, 2025	December 27, 2024

Net income (loss) attributable to Twin Disc, Incorporated	$22,371	$919	$21,853	$(1,846)
Interest expense	772	495	1,572	1,131
Income tax expense	(21,780)	1,552	(20,797)	2,179
Depreciation and amortization	3,336	3,296	6,801	6,534
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$4,699	$6,262	$9,429	$7,998

RECONCILIATION OF TOTAL DEBT TO NET DEBT

(In thousands; unaudited)

	December 26, 2025	December 27, 2024

Current maturities of long-term debt	$3,000	$2,000
Long-term debt	41,515	22,873
Total debt	44,515	24,873
Less cash	14,889	15,906
Net debt	$29,626	$8,967

RECONCILIATION OF NET CASH PROVIDED (USED) BY OPERATING
ACTIVITIES TO FREE CASH FLOW

(In thousands; unaudited)

	For the Quarter Ended
	December 26, 2025	December 27, 2024
Net cash provided (used) by operating activities	$4,555	$8,658
Acquisition of property, plant, and equipment	(3,320)	(2,780)
Free cash flow	$1,235	$5,878

RECONCILIATION OF REPORTED NET SALES TO ORGANIC NET SALES

(In thousands; unaudited)

	For the Quarter Ended
	December 26, 2025	December 27, 2024

Net Sales	$90,180	$89,921
Less: Acquisition	(3,191)	-
Less: Foreign Currency Impact	(4,149)	-
Organic Net Sales	$82,840	$89,921

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands; except share amounts, unaudited)

	December 26, 2025	June 30, 2025
ASSETS
Current assets:
Cash	$14,889	$16,109
Trade accounts receivable, net	53,621	58,941
Inventories, net	163,177	151,951
Other current assets	20,190	19,914
Total current assets	251,877	246,915

Property, plant and equipment, net	71,405	69,576
Right-of-use assets operating lease assets	15,879	17,250
Goodwill	2,878	2,892
Intangible assets, net	12,192	13,361
Deferred income taxes	27,551	2,812
Other noncurrent assets	2,233	2,756
Total assets	$384,015	$355,562

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$3,000	$3,000
Current maturities of right-of-use operating lease obligations	3,446	3,393
Accounts payable	36,659	38,745
Accrued liabilities	75,430	80,655
Total current liabilities	118,535	125,793
Long-term debt	41,515	28,446
Right-of-use lease obligations	12,922	14,357
Accrued retirement benefits	11,651	11,832
Deferred income taxes	5,632	4,320
Other long-term liabilities	8,581	6,423
Total liabilities	198,836	191,171
Twin Disc, Incorporated shareholders' equity:
Preferred shares authorized: 200,000; issued: none; no par value	-	-
Common shares authorized: 30,000,000; issued: 14,632,802; no par value	38,139	42,269
Retained earnings	146,130	125,414
Accumulated other comprehensive income (loss)	3,509	3,730
	187,778	171,413
Less treasury stock, at cost (211,144 and 482,181 shares, respectively)	3,250	7,402
Total Twin Disc, Incorporated shareholders' equity	184,528	164,011
Noncontrolling interest	651	380
Total equity	185,179	164,391
Total liabilities and equity	$384,015	$355,562

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands; unaudited)

	For the Two Quarters Ended
	December 26, 2025	December 27, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$22,066	$(1,673)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization	6,801	6,534
Gain on sale of assets	-	(39)
Loss on write-down of industrial product inventory	-	1,579
Provision for deferred income taxes	(20,700)	(363)
Stock compensation expense and other non-cash changes, net	1,778	1,625
Net change in operating assets and liabilities	(12,914)	(3,348)
Net cash provided (used) by operating activities	(2,969)	4,315
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant, and equipment	(6,750)	(5,142)
Proceeds from sale of property, plant, and equipment	-	39
Other, net	(67)	(76)
Net cash provided (used) by investing activities	(6,817)	(5,179)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving loan arrangements	66,495	54,824
Repayments of revolving loan arrangements	(52,648)	(54,824)
Repayments of other long-term debt	(750)	(500)
Dividends paid to shareholders	(1,137)	(1,136)
Payments of finance lease obligations	(581)	(1,017)
Cash used in net share settlement of restricted stock units	(11)	-
Payments of withholding taxes on stock compensation	(1,675)	(1,256)
Net cash provided (used) by financing activities	9,693	(3,909)
Effect of exchange rate changes on cash	(1,127)	609
Net change in cash	(1,220)	(4,164)
Cash:
Beginning of period	16,109	20,070
End of period	$14,889	$15,906